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                               JOHN HANCOCK TRUST
                               601 CONGRESS STREET
                           BOSTON, MASSACHUSETTS 02210


April 20, 2007


To whom it may concern:

This opinion is written in reference to the shares of beneficial interest, $.01 par value (the "Shares") of the following series, each a new series of the John Hancock Trust (the "Trust"), a Massachusetts business trust, and the following classes of shares, each a new class of shares of the portfolios of the Trust noted below, to be offered and sold pursuant to a Registration Statement on Form N-1A (registration no. 2-94157/811-04146) (the "Registration Statement") filed by the Trust pursuant to the Securities Act of 1933:

1.   Small Cap Intrinsic Value Trust, Series I and II

2.   Franklin Templeton Founding Allocation Trust, Series I and II

3.   Income Trust, Series I and II

4.   Mutual Shares Trust, Series I and II

5.   Mid Cap Intersection Trust, Series I and II

6.   Emerging Markets Value Trust, Series I and II

7.   American Asset Allocation Trust, Series I, II and III

8.   American Bond Trust, Series III

9.   American Global Growth Trust, Series I, II and III

10.  American Global Small Capitalization Trust, Series I, II and III

11.  American Growth Trust, Series III

12.  American Growth-Income Trust, Series III

13.  American High-Income Bond Trust, Series I, II and III

14.  American International Trust, Series III

15.  American New World Trust, Series I, II and III

16.  American Blue Chip Income and Growth Trust, Series III

I have examined such records and documents and reviewed such questions of law as I deemed necessary for purposes of this opinion.

     1. The Trust has been duly recorded under the laws of the Commonwealth of Massachusetts and is a validly existing Massachusetts business trust.

     2. The Shares when authorized, sold, issued and paid for in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

I consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,


/s/ Betsy Anne Seel
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Betsy Anne Seel, Esq.
Senior Counsel and Assistant Secretary